UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 18, 2020

Mikrocoze, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	333- 216292	81-3599639
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1545 Crossways Blvd., Suite 250 Chesapeake, Virginia

(Address of Principal Executive Offices)
(Zip Code)

(800) 542-8715

 (Registrant’s telephone number, including area code)

 _______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

On December 23, 2020, Mikrocoze, Inc. (the “Company”) filed a Certificate of Amendment to its Articles of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Nevada increasing the authorized shares of common stock, par value $0.001, to 500,000,000.

Item 5.07 Submission of Matters to a Vote of Security Holders

On December 18, 2020, we received written consent from our company’s board of directors and holders of 66.6% of our voting securities to amend the Corporation’s Articles of Incorporation to increase the authorized shares of common stock, par value $0.001, to 500,000,000.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

The following documents are filed herewith:

Exhibit No.	Description

Exhibit 3.1	Certificate of Amendment of Amended to the Articles of Incorporation of Mikrocoze Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mikrocoze Inc.

Date: December 28, 2020	By:	/s/ Terry Wilshire
Terry Wilshire
President

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